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                                                                Exhibit 99.B(j)1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of SM&R Investments, Inc. and to the use of our report dated October 8, 2004 on the financial statements and financial highlights of SM&R Alger Technology Fund, SM&R Alger Aggressive Growth Fund, SM&R Alger Small-Cap Fund, SM&R Alger Growth Fund, SM&R Growth Fund, SM&R Equity Income Fund, SM&R Balanced Fund, SM&R Government Bond Fund, SM&R Tax Free Fund, SM&R Primary Fund, SM&R Money Market Fund, each a series of shares of SM&R Investments, Inc. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information, which is a part of such Registration Statement.


                                                  /s/TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 30, 2004